Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Accuray Incorporated

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
(1)	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Performance Unit Agreement (“PSU Award”)	Other	1,250,000	$1.53	$1,912,500	0.00013810	$264.12
(2)	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Restricted Stock Unit Agreement (“RSU Award”)	Other	1,250,000	$1.53	$1,912,500	0.00013810	$264.12
	Total Offering Amounts	2,500,000			1.53	$3,825,000		$528.24
	Total Fee Offsets							–
	Net Fee Due				1.53	3,825,000		$528.24

(1)
Consists of shares of the Registrant’s Common Stock underlying the PSU Award, which were granted to the Registrant’s President and Chief Executive Officer, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on October 28, 2025.

(2)
Consists of shares of the Registrant’s Common Stock underlying the RSU Award, which were granted to the Registrant’s President and Chief Executive Officer, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the RSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on October 28, 2025.